VOTING AGREEMENT
     THIS VOTING AGREEMENT (this “Agreement”) is dated as of June 27, 2008, by and between SK Telecom USA Holdings, Inc., a Delaware corporation (“SK Telecom”), the Person executing this Agreement as “Stockholder” on the signature page hereto (the “Stockholder”) and, solely for purposes of Sections 5.1 and 6.8, Virgin Mobile USA, Inc., a Delaware corporation (“Parent”).
RECITALS
     WHEREAS, simultaneously with the execution of this Agreement, Parent, Virgin Mobile USA, L.P., a Delaware limited partnership (“VMU LP”), Helio, Inc., a Delaware corporation, Helio LLC, a Delaware limited liability company, SK Telecom, EarthLink, Inc., a Delaware corporation, and Corvina Holdings Limited, a company incorporated in the British Virgin Islands, have entered into a Transaction Agreement, as it may be amended, supplemented, modified or waived from time to time (the “Transaction Agreement”);
     WHEREAS, in order to comply with its certificate of incorporation and the rules of the New York Stock Exchange, Parent must obtain the requisite stockholder approval for the Parent Proposals (as defined in the Transaction Agreement) in accordance with the terms of the Transaction Agreement;
     WHEREAS, the Stockholder is the Beneficial Owner (as defined below) of, and has the right to vote, that number of shares of Parent Common Stock (as defined below) set forth across from such Stockholder’s name on Schedule I hereto; and
     WHEREAS, as an inducement to SK Telecom to enter into the Transaction Agreement and to incur the obligations therein, SK Telecom has requested that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.
     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
I. CERTAIN DEFINITIONS
     Section 1.1 Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Transaction Agreement.
     Section 1.2 Other Definitions. For the purposes of this Agreement:
          (a) “Beneficial Owner”, “Beneficial Ownership” or “Beneficially Owned” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act.
          (b) “Expiration Time” means the earliest to occur of (i) the certification of the vote on the Parent Proposals at the Parent Stockholder Meeting or, if earlier, the date of the next annual meeting of stockholders of Parent to be held no later than June 15, 2009, or (ii) the termination of the Transaction Agreement.

          (c) “Owned Parent Common Stock” means the shares of Parent Common Stock set forth across from such Stockholder’s name on Schedule I hereto which are Beneficially Owned by such Stockholder as of the specified time.
          (d) “Parent Common Stock” has the meaning ascribed thereto in the Transaction Agreement, and will also include for purposes of this Agreement all shares or other voting securities into which Parent Common Stock may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Parent Common Stock and entitled to vote in respect of the matters contemplated by Article II.
          (e) “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any contract, agreement, commitment, understanding or other obligation, whether written or oral, to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security or other rights in or of such security.
II. AGREEMENT TO VOTE
     Section 2.1 Agreement to Vote. Subject to the terms and conditions hereof, the Stockholder agrees that from and after the date hereof and until the Expiration Time or the earlier termination of this Agreement pursuant to Section 5.1, at the Parent Stockholder Meeting or at any adjournment, postponement or continuation of the Parent Stockholder Meeting, or in connection with any written consent of Parent’s stockholders pursuant to which approval of the Parent Proposals by Parent’s stockholders is sought, the Stockholder will (A) appear at such meeting or otherwise cause its Owned Parent Common Stock to be counted as present thereat for purposes of calculating a quorum, and (B) vote, or instruct to be voted (including by written consent, if applicable), in favor of the approval of the Parent Proposals all of its Owned Parent Common Stock owned as of the record date with respect to such Parent Stockholder Meeting (or the date that any written consent is executed by such Stockholder) (the “Record Date”); provided that the Stockholder shall be obligated under this Agreement to vote its Owned Parent Common Stock owned as of the Record Date in favor of or otherwise consent to or approve the Parent Proposals only if the majority of the independent directors on the Board of Directors of Parent continue to recommend to Parent’s stockholders that they approve the Parent Proposals; and provided further, that the Stockholder shall be obligated under this Agreement to vote its Owned Parent Common Stock against or otherwise refrain from consenting to or approving of the Parent Proposals only if the majority of the independent directors on the Board of Directors of Parent fail to continue to recommend to Parent’s stockholders that they approve the Parent Proposals. Except as expressly set forth in this Agreement, the Stockholder may vote its Owned Parent Common Stock in its discretion on all other matters submitted for the vote of stockholders of Parent or in connection with any written consent of Parent’s stockholders.
     Section 2.2 Additional Parent Common Stock. The Stockholder hereby agrees, from the date hereof until this Agreement is terminated pursuant to Section 5.1, to promptly notify SK Telecom of the number of shares of any new Parent Common Stock with respect to which Beneficial Ownership is acquired by such Stockholder, if any, after the date hereof. Any such

     Parent Common Stock shall automatically become subject to the terms of this Agreement and be treated as though such Parent Common Stock were owned by such Stockholder as of the date hereof and shall be considered Owned Parent Common Stock.
     Section 2.3 Restrictions on Transfer, Etc. Except as provided for herein, the Stockholder agrees, from the date hereof until this Agreement is terminated pursuant to Section 5.1, not to (i) directly or indirectly Transfer any Owned Parent Common Stock or (ii) grant any proxy with respect to such Stockholder’s Owned Parent Common Stock that is inconsistent with this Agreement, deposit such Stockholder’s Owned Parent Common Stock into a voting trust, enter into a voting agreement with respect to any of such Stockholder’s Owned Parent Common Stock or otherwise restrict the ability of such Stockholder freely to exercise all voting rights with respect thereto. Notwithstanding the foregoing, the Stockholder shall not be subject to the restrictions set forth in the preceding sentence with respect to any Transfer of any Owned Parent Common Stock (i) pursuant to a registration statement under the Securities Act or pursuant to Rule 144, provided that any such Transfers of Owned Parent Common Stock by the Stockholder pursuant to this clause (i) prior to December 31, 2008 do not exceed in the aggregate 3.5% of the total voting power of Parent’s capital stock entitled to vote on the Parent Proposals as of December 31, 2008, or (ii) pursuant to any other method of Transfer, provided in the case of this clause (ii) that the transferee agrees in writing to be bound by the terms and conditions of this Agreement . Any action attempted to be taken in violation of this Section 2.3 will be null and void.
III. REPRESENTATIONS AND WARRANTIES
     Section 3.1 Representations and Warranties of Stockholders. The Stockholder represents and warrants to SK Telecom as of the date of this Agreement as follows:
          (a) Such Stockholder has the requisite power and authority to execute and deliver this Agreement and to fulfill and perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
          (b) Such Stockholder is the Beneficial Owner, free and clear of any Encumbrance (other than those arising under this Agreement or the Stockholders’ Agreement(as defined below)), of the shares of Owned Parent Common Stock which, as of the date hereof, are set forth across from such Stockholder’s name on Schedule I hereto and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any stockholder agreements, voting agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to, such Stockholder’s Owned Parent Common Stock (other than the Stockholders’ Agreement). The shares of Parent Common Stock set forth across from such Stockholder’s name on Schedule I hereto constitute all of the capital stock of Parent that is Beneficially Owned by such Stockholder as of the date hereof.

          (c) Other than the filing by such Stockholder of any reports with the SEC required by Sections 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of its obligations under this Agreement (i) requires any consent, authorization, approval or permission of, or filing with or notification to, any Governmental Authority by such Stockholder, (ii) will result in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default under (or gives rise to any third party right of termination, cancellation, material modification or acceleration under), any organizational document of such Stockholder or any contract or agreement to which such Stockholder is a party or by which such Stockholder or such Stockholder’s Owned Parent Common Stock may be bound, or (iii) will violate any Governmental Order or Law applicable to such Stockholder or any of such Stockholder’s Owned Parent Common Stock, except in the case of clauses (ii) and (iii) for any such violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on the ability of such Stockholder to perform its obligations under this Agreement.
IV. ADDITIONAL COVENANTS OF THE STOCKHOLDER
     Section 4.1 Non-Interference. The Stockholder, solely in its capacity as a stockholder of Parent, agrees that prior to the termination of this Agreement, such Stockholder shall not take any action that would have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Stockholder of its obligations under this Agreement.
V. TERMINATION
     Section 5.1 Termination. Subject to Section 5.2, this Agreement (i) may be terminated by the mutual written consent of the parties hereto or (ii) shall terminate without further action at the Expiration Time.
     Section 5.2 Effect of Termination. Upon termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of this Section 5.2 and Article VI, which will survive such termination. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any willful breach of this Agreement prior to the time of termination.
VI. GENERAL
     Section 6.1 Notices. Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or reputable overnight courier service or by facsimile, (i) if to the Stockholder, to the address set forth below such Stockholder’s name on Schedule I hereto, with copies (which shall not constitute notice) to King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, Attention: E. William Bates, II, Esq., Facsimile: (212) 556-2222, (ii) if to SK Telecom, to the address of SK Telecom set forth in Section 13.1 of the Transaction Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above, and (iii) if to Parent, to the address of Parent set forth in Section 13.1 of the Transaction Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Notice is deemed given (a) when delivered, if delivered personally to the recipient, (b) when sent, if sent by facsimile with a copy of such facsimile sent to the recipient by reputable overnight courier service (charges prepaid) on the same day, or (c) one business day after being sent to the recipient, if sent by reputable overnight courier service (charges prepaid).
     Section 6.2 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.
     Section 6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.
     Section 6.4 Jurisdiction; Forum.
          (a) By the execution and delivery of this Agreement, the parties hereto submit to the personal jurisdiction of any state or federal court in the State of Delaware in any suit or proceeding arising out of or relating to this Agreement.
          (b) The parties hereto agree that the appropriate and exclusive forum for any disputes between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in the State of Delaware. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of the parties to obtain execution of judgment in any other jurisdiction. The parties hereto further agree, to the extent permitted by Law, that final and unappealable judgment against a party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.
     Section 6.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.
     Section 6.6 Successors and Assigns; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence and notwithstanding anything to the contrary, this Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 6.7 Interpretation. The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. When a reference is made to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of or to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     Section 6.8 Amendments. This Agreement may not be amended except by written agreement signed by all of the parties to this Agreement.
     Section 6.9 Extension; Waiver. At any time prior to the termination of this Agreement, SK Telecom, on the one hand, and the Stockholder, on the other hand, may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (iii) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
     Section 6.10 Fees and Expenses. Except as expressly provided in this Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into this Agreement and the consummation of the transactions contemplated hereby.
     Section 6.11 Entire Agreement. This Agreement, including any schedules hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof. The only representations and warranties made by the parties hereto with respect to the subject matter hereof are the representations and warranties contained in or made pursuant to this Agreement.
     Section 6.12 Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.
     Section 6.13 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

     Section 6.14 Counterparts; Effectiveness; Execution. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic mail (including in PDF format) is to be treated as an original document. The signature of any party thereon, for purposes hereof, shall be considered as an original signature, and the document transmitted shall be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile, telecopy or scanned document shall be re-executed in original form by the parties who executed the facsimile, telecopy or scanned document. No party may raise the use of a facsimile machine, telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile, telecopier or electronic mail as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Agreement.
     Section 6.15 Stockholder Capacity. No Person who owns, directly or indirectly, any capital stock of any Stockholder or any director or officer of any Stockholder, in each case, who is or becomes during the term of this Agreement a director or officer of Parent or any of its subsidiaries will be deemed to make any agreement or understanding in this Agreement in that Person’s capacity as a director or officer of Parent or any such subsidiary. The Stockholder is entering into this Agreement solely in its capacity as the Beneficial Owner of its Owned Parent Common Stock, and nothing in this Agreement will limit or affect any actions taken by any Person who owns, directly or indirectly, any capital stock of such Stockholder or any director or officer of such Stockholder in his or her capacity as a director or officer of Parent or any of its subsidiaries. Without limiting the generality of the foregoing, SK Telecom acknowledges that Douglas B. Lynn is a member of the Board of Directors of Parent and is also affiliated with Sprint Ventures, Inc. and its parent, and that the foregoing person in his capacity as a member of the Board of Directors of Parent may, in the exercise of his fiduciary duties, take actions that would violate this Agreement if such actions were taken by a Stockholder. SK Telecom agrees that no such action taken in such individual’s capacity as a member of the Board of Directors of Parent will be deemed a violation of this Agreement.
     Section 6.16 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
[Remainder of page intentionally left blank. Signature Page Follows.]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

SK TELECOM USA HOLDINGS, INC.
By:	/s/ Sang Woo Kim
	Name:	Sang Woo Kim
	Title:	Authorized Person

SPRINT VENTURES, INC.
By:	/s/ Christopher Rogers
	Name:	Christopher Rogers
	Title:	Senior Vice President

Solely for purposes of Section 5.1 and 6.8,

VIRGIN MOBILE USA, INC.
By:	/s/ Daniel H. Schulman
	Name:	Daniel H. Schulman
	Title:	Chief Executive Officer

Schedule I

Number of shares of Parent Common Stock
Stockholder Name and Address	Beneficially Owned
Sprint Ventures, Inc. 6200 Sprint Parkway KSOPHF0202-2B579 Overland Park, Kansas 66251 Attention: Vice President, Corporate Development
Prior to the consummation of the transactions contemplated by the Transaction Agreement and as of the date of this Agreement, the Stockholder owns an approximately 18.5% limited partnership interest in VMU LP, which interest is initially exchangeable for 12,058,626 shares of Parent’s Class A Common Stock. The Stockholder owns one share of Parent’s Class B Common Stock, which is entitled to a number of votes that is equal to the total number of shares of Class A Common Stock for which such limited partnership interest is exchangeable.

The Stockholder may be deemed to be the Beneficial Owner of shares of Parent Common Stock Beneficially Owned by Corvina Holdings Limited and its affiliates as a result of the Stockholders’ Agreement; however, the Stockholder does not have voting power with respect to any such shares in connection with the Parent Proposals and the Stockholder shall not be deemed to be the Beneficial Owner of such shares for purposes of this Agreement.

VOTING AGREEMENT
     THIS VOTING AGREEMENT (this “Agreement”) is dated as of June 27, 2008, by and between SK Telecom USA Holdings, Inc., a Delaware corporation (“SK Telecom”), the Person executing this Agreement as “Stockholder” on the signature page hereto (the “Stockholder”) and, solely for purposes of Sections 5.1 and 6.8, Virgin Mobile USA, Inc., a Delaware corporation (“Parent”).
RECITALS
     WHEREAS, simultaneously with the execution of this Agreement, Parent, Virgin Mobile USA, L.P., a Delaware limited partnership (“VMU LP”), Helio, Inc., a Delaware corporation, Helio LLC, a Delaware limited liability company, SK Telecom, EarthLink, Inc., a Delaware corporation, and the Stockholder have entered into a Transaction Agreement, as it may be amended, supplemented, modified or waived from time to time (the “Transaction Agreement”);
     WHEREAS, in order to comply with its certificate of incorporation and the rules of the New York Stock Exchange, Parent must obtain the requisite stockholder approval for the Parent Proposals (as defined in the Transaction Agreement) in accordance with the terms of the Transaction Agreement;
     WHEREAS, the Stockholder is the Beneficial Owner (as defined below) of, and has the right to vote, that number of shares of Parent Common Stock (as defined below) set forth across from such Stockholder’s name on Schedule I hereto; and
     WHEREAS, as an inducement to SK Telecom to enter into the Transaction Agreement and to incur the obligations therein, SK Telecom has requested that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.
     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
I. CERTAIN DEFINITIONS
     Section 1.1 Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Transaction Agreement.
     Section 1.2 Other Definitions. For the purposes of this Agreement:
          (a) “Beneficial Owner”, “Beneficial Ownership” or “Beneficially Owned” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act.
          (b) “Expiration Time” means the earliest to occur of (i) the certification of the vote on the Parent Proposals at the Parent Stockholder Meeting or, if earlier, the date of the next annual meeting of stockholders of Parent to be held no later than June 15, 2009, or (ii) the termination of the Transaction Agreement.

          (c) “Owned Parent Common Stock” means the shares of Parent Common Stock set forth across from such Stockholder’s name on Schedule I hereto which are Beneficially Owned by such Stockholder as of the specified time.
          (d) “Parent Common Stock” has the meaning ascribed thereto in the Transaction Agreement, and will also include for purposes of this Agreement all shares or other voting securities into which Parent Common Stock may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Parent Common Stock and entitled to vote in respect of the matters contemplated by Article II.
          (e) “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any contract, agreement, commitment, understanding or other obligation, whether written or oral, to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security or other rights in or of such security.
II. AGREEMENT TO VOTE
     Section 2.1 Agreement to Vote. Subject to the terms and conditions hereof, the Stockholder agrees that from and after the date hereof and until the Expiration Time or the earlier termination of this Agreement pursuant to Section 5.1, at the Parent Stockholder Meeting or at any adjournment, postponement or continuation of the Parent Stockholder Meeting, or in connection with any written consent of Parent’s stockholders pursuant to which approval of the Parent Proposals by Parent’s stockholders is sought, the Stockholder will (A) appear at such meeting or otherwise cause its Owned Parent Common Stock to be counted as present thereat for purposes of calculating a quorum, and (B) vote, or instruct to be voted (including by written consent, if applicable), in favor of the approval of the Parent Proposals all of its Owned Parent Common Stock owned as of the record date with respect to such Parent Stockholder Meeting (or the date that any written consent is executed by such Stockholder) (the “Record Date”). Except as expressly set forth in this Agreement, the Stockholder may vote its Owned Parent Common Stock in its discretion on all other matters submitted for the vote of stockholders of Parent or in connection with any written consent of Parent’s stockholders.
     Section 2.2 Additional Parent Common Stock. The Stockholder hereby agrees, from the date hereof until this Agreement is terminated pursuant to Section 5.1, to promptly notify SK Telecom of the number of shares of any new Parent Common Stock with respect to which Beneficial Ownership is acquired by such Stockholder, if any, after the date hereof. Any such Parent Common Stock shall automatically become subject to the terms of this Agreement and be treated as though such Parent Common Stock were owned by such Stockholder as of the date hereof and shall be considered Owned Parent Common Stock.
     Section 2.3 Restrictions on Transfer, Etc. Except as provided for herein, the Stockholder agrees, from the date hereof until this Agreement is terminated pursuant to Section 5.1, not to (i) directly or indirectly Transfer any Owned Parent Common Stock or (ii) grant any proxy with respect to such Stockholder’s Owned Parent Common Stock that is inconsistent with this Agreement, deposit such Stockholder’s Owned Parent Common Stock into a voting trust, enter into a voting agreement with respect to any of such Stockholder’s Owned Parent Common Stock or otherwise restrict the ability of such Stockholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence will be null and void, unless, in each case, the transferee agrees in writing to be bound by the terms and conditions of this Agreement.
III. REPRESENTATIONS AND WARRANTIES
     Section 3.1 Representations and Warranties of Stockholders. The Stockholder represents and warrants to SK Telecom as of the date of this Agreement as follows:
          (a) Such Stockholder has the requisite power and authority to execute and deliver this Agreement and to fulfill and perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
          (b) Such Stockholder is the Beneficial Owner, free and clear of any Encumbrance (other than those arising under this Agreement or the Stockholders’ Agreement(as defined below)), of the shares of Owned Parent Common Stock which, as of the date hereof, are set forth across from such Stockholder’s name on Schedule I hereto and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any stockholder agreements, voting agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to, such Stockholder’s Owned Parent Common Stock (other than the Stockholders’ Agreement). The shares of Parent Common Stock set forth across from such Stockholder’s name on Schedule I hereto constitute all of the capital stock of Parent that is Beneficially Owned by such Stockholder as of the date hereof.
          (c) Other than the filing by such Stockholder of any reports with the SEC required by Sections 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of its obligations under this Agreement (i) requires any consent, authorization, approval or permission of, or filing with or notification to, any Governmental Authority by such Stockholder, (ii) will result in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default under (or gives rise to any third party right of termination, cancellation, material modification or acceleration under), any organizational document of such Stockholder or any contract or agreement to which such Stockholder is a party or by which such Stockholder or such Stockholder’s Owned Parent Common Stock may be bound, or (iii) will violate any Governmental Order or Law applicable to such Stockholder or any of such Stockholder’s Owned Parent Common Stock, except in the case of clauses (ii) and (iii) for any such violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on the ability of such Stockholder to perform its obligations under this Agreement.

IV. ADDITIONAL COVENANTS OF THE STOCKHOLDER
     Section 4.1 Non-Interference. The Stockholder, solely in its capacity as a stockholder of Parent, agrees that prior to the termination of this Agreement, such Stockholder shall not take any action that would have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Stockholder of its obligations under this Agreement.
V. TERMINATION
     Section 5.1 Termination. Subject to Section 5.2, this Agreement (i) may be terminated by the mutual written consent of the parties hereto or (ii) shall terminate without further action at the Expiration Time.
     Section 5.2 Effect of Termination. Upon termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of this Section 5.2 and Article VI, which will survive such termination. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any willful breach of this Agreement prior to the time of termination.
VI. GENERAL
     Section 6.1 Notices. Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or reputable overnight courier service or by facsimile, (i) if to the Stockholder, to the address of the Stockholder set forth in Section 13.1 of the Transaction Agreement, and (ii) if to SK Telecom, to the address of SK Telecom set forth in Section 13.1 of the Transaction Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Notice is deemed given (a) when delivered, if delivered personally to the recipient, (b) when sent, if sent by facsimile with a copy of such facsimile sent to the recipient by reputable overnight courier service (charges prepaid) on the same day, or (c) one business day after being sent to the recipient, if sent by reputable overnight courier service (charges prepaid).
     Section 6.2 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.
     Section 6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.
     Section 6.4 Jurisdiction; Forum.
          (a) By the execution and delivery of this Agreement, the parties hereto submit to the personal jurisdiction of any state or federal court in the State of Delaware in any suit or proceeding arising out of or relating to this Agreement.

          (b) The parties hereto agree that the appropriate and exclusive forum for any disputes between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in the State of Delaware. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of the parties to obtain execution of judgment in any other jurisdiction. The parties hereto further agree, to the extent permitted by Law, that final and unappealable judgment against a party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.
     Section 6.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.
     Section 6.6 Successors and Assigns; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence and notwithstanding anything to the contrary, this Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 6.7 Interpretation. The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. When a reference is made to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of or to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     Section 6.8 Amendments. This Agreement may not be amended except by written agreement signed by all of the parties to this Agreement.
     Section 6.9 Extension; Waiver. At any time prior to the termination of this Agreement, SK Telecom, on the one hand, and the Stockholder, on the other hand, may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (iii) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
     Section 6.10 Fees and Expenses. Except as expressly provided in this Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into this Agreement and the consummation of the transactions contemplated hereby.
     Section 6.11 Entire Agreement. This Agreement, including any schedules hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof. The only representations and warranties made by the parties hereto with respect to the subject matter hereof are the representations and warranties contained in or made pursuant to this Agreement.
     Section 6.12 Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.
     Section 6.13 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
     Section 6.14 Counterparts; Effectiveness; Execution. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic mail (including in PDF format) is to be treated as an original document. The signature of any party thereon, for purposes hereof, shall be considered as an original signature, and the document transmitted shall be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile, telecopy or scanned document shall be re-executed in original form by the parties who executed the facsimile, telecopy or scanned document. No party may raise the use of a facsimile machine, telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile, telecopier or electronic mail as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Agreement.
     Section 6.15 Stockholder Capacity. No Person who owns, directly or indirectly, any capital stock of any Stockholder or any director or officer of any Stockholder, in each case, who is or becomes during the term of this Agreement a director or officer of Parent or any of its subsidiaries will be deemed to make any agreement or understanding in this Agreement in that Person’s capacity as a director or officer of Parent or any such subsidiary. The Stockholder is entering into this Agreement solely in its capacity as the Beneficial Owner of its Owned Parent Common Stock, and nothing in this Agreement will limit or affect any actions taken by any Person who owns, directly or indirectly, any capital stock of such Stockholder or any director or officer of such Stockholder in his or her capacity as a director or officer of Parent or any of its subsidiaries. Without limiting the generality of the foregoing, SK Telecom acknowledges that Frances Brandon-Farrow, Robert Samuelson and Mark Pool are members of the Board of Directors of Parent and are also affiliated with Corvina Holdings Limited and its parent, and that the foregoing person in his capacity as a member of the Board of Directors of Parent may, in the exercise of his fiduciary duties, take actions that would violate this Agreement if such actions were taken by a Stockholder. SK Telecom agrees that no such action taken in such individual’s capacity as a member of the Board of Directors of Parent will be deemed a violation of this Agreement.
     Section 6.16 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
[Remainder of page intentionally left blank. Signature Page Follows.]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

SK TELECOM USA HOLDINGS, INC.
By:	/s/ Sang Woo Kim
	Name:	Sang Woo Kim
	Title:	Authorized Person

CORVINA HOLDINGS LIMITED
By:	/s/ Paul Fauvel
	Name:	Paul Fauvel
	Title:	Alternate director to Frank Dearie

Solely for purposes of Section 5.1 and 6.8, VIRGIN MOBILE USA, INC.
By:	/s/ Daniel H. Schulman
	Name:	Daniel H. Schulman
	Title:	Chief Executive Officer

Schedule I

Number of shares of Parent Common Stock
Stockholder Name and Address	Beneficially Owned
Corvina Holdings Limited	Corvina owns 22,791,305 Class A shares and 115,061
La Motte Chambers	Class C shares in Virgin Mobile USA Inc.
La Motte Street
St. Helier
Jersey
JE1 1BJ
Channel Islands
Attention: RBC Secretaries (CI)
Limited